Exhibit 99.1

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Thomson StreetEventsSM

AHD - Atlas Energy, L.P. Management Update Conference Call

Event Date/Time: Mar. 08. 2011 / 2:00PM GMT

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

CORPORATE PARTICIPANTS

Matt Jones

Atlas Energy LP - President & CEO of E&P Division

Brian Begley

Atlas Energy LP - IR

Gene Dubay

Atlas Energy LP - SVP Atlas Energy, and CEO of APL

Freddie Kotek

Atlas Energy LP - SVP

Sean McGrath

Atlas Energy LP - CFO

Daniel Herz

Atlas Energy LP - SVP Corporate Development

Ed Cohen

Atlas Energy LP - CEO

CONFERENCE CALL PARTICIPANTS

Sharon Lui

Wells Fargo Securities - Analyst

Lee Cooperman

Omega Advisors - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Atlas Energy LP management update conference call. My name is Crystal and I will be your Operator for today. At this time all participants are in listen-only mode. Later, we will conduct a question-and-answer session. (Operator Instructions). As a reminder, today’s conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Mr. Brian Begley, with Investor Relations. Please proceed, sir.

Brian Begley - Atlas Energy LP - IR

Thank you. Good morning, everyone. Thank you for joining us for today’s call.

Before we get started, I’d like to remind everyone that during this conference call we will make certain forward-looking statements. And in this context, forward-looking statements often address our expected future business and financial performance and financial condition. And often contains words such as expects, anticipates, and similar words and phrases. The forward-looking statements, by their nature, address matters that are uncertain and are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected in the forward-looking statements. We discuss these risks in our quarterly report on Form 10-Q, and our annual report also on Form 10-K, particularly in item one. I would also like to caution you not to place undue reliance on these forward-looking statements which reflect management’s analysis only as of the date hereof. The Company undertakes no obligations to publicly update our forward-looking statements or to publicly release the

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

results of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof, or reflect the occurrence of unanticipated events.

With that, I’d like to turn the call over to our Chief Executive Officer, Ed Cohen, for his remarks.

Ed Cohen - Atlas Energy LP - CEO

Thanks, Brian, and hello everyone. You know, the French have a saying. The more it changes, the more it’s the same. Plus ca change, plus ca la meme chose. That’s certainly true here at Atlas Energy. The more that Atlas changes, the more it seems to me that Atlas stays the same. And so, as I welcome you to this inaugural call for the new Atlas Energy LP, I want to assure you all that we’re essentially the same people, same approach, that achieved for our shareholders a roughly 800% return in the six and-a-half years from the initial public offering of the old Atlas Energy, Inc. in 2004, through its sale to Chevron 2 weeks ago.

Even the assets are familiar. The new Atlas Energy still operates its Atlas Pipeline subsidiary, APL, that in 2010 had the best market performance, the largest percentage price increase, of any comparable MLP in the world. And now APL is perhaps the lowest leveraged MLP in the market which means that with safety, it can execute a large number of organic growth projects that will increase even further APL’s already healthy distributable cash flow and do that without the need for outside acquisitions at frothy prices.

APL’s 3 major processing complexes are all operating close to or even beyond capacity. Velma, fed by the liquids rich play Whitford play in Oklahoma, for the first time in its long history is operating close to its present theoretical capacity of 100 million cubic feet per day. And it’s anticipating immediate organic expansion to meet its producer’s needsand to increase its cash flow. Our west Texas operation, which sits in the booming liquids-rich Permian Basin, is already approaching the processing limits of our new highly efficient consolidator plant. And that’s a plant which itself is less than 2 years old, and that had already expanded sharply our former west Texas capacity.

A partial answer, and one that will further increase APL distributable cash flow, lies in our current effort to return to service a 30 million cubic feet per day facility at Midkiff that was retired at the 2009 opening of the consolidator plant. And of course, APL’s largest facility, the Chaney Dell system, which is also operating at full capacity, and that’s benefiting from the oily Mississippian gas. Chaney Dell system, likewise, is planning organic initiatives that will again enable us to increase APL distributable cash flow. With all 3 systems booming, APL’s low leverage and its high level of hedging, together protect us against an adverse change in natural gas liquids pricing and permit us to effectuate organic growth and increase cash flow and do it without any financial strain. Within the next 12 months, we project that Atlas Energy’s IDRs, those are the incentive distribution rights, will reach the maximum 50% of APL distributions above $0.60 per quarter. That means that half of all further APL distributions above that mark will go to Atlas Energy, Inc. And that’s a win-win situation for both Atlas Energy’s unit holders and those of APL.

And of course, APL is being managed by precisely the same officers as previously. The APL executive committee, consisting of myself; Jon Cohen, Atlas Energy’s new Chairman; and Gene Dubay, the Senior Vice President of Atlas Energy, and CEO of APL. We’re deeply appreciative to all the senior members of our APL operating team which remains, in accordance with the theme I’ve been preaching today, which remains entirely intact including Glenn Powell, APL’s Chief Operating Officer; Eric Kalamaras, APL’s Chief Financial Officer; and all of our staff in Tulsa, Denver, Philadelphia, and at our various operating divisions.

We brought over to the new Atlas Energy a number of assets that are usually little noticed, even, I regret to say, usually ignored. But one example came to vibrant public attention yesterday and that arose from the announcement of a blockbuster agreement of sale of International Resource Partners LP to James River Coal Company for approximately $475 million in cash. A smashing price that galvanized coal stocks yesterday. Now, International Resources, owned by Lightfoot Capital Partners, LP, a venture formed by Atlas and others in 2006. Atlas Energy Chairman Jon Cohen is also the Chairman of Lightfoot. And Atlas Energy owns 18% of the Lightfoot general partnership. Of Atlas’ $20 million invested in Lightfoot, approximately $8 million has been directed toward International Resource, which specializes in the metallurgical and steam coal that’s now in heavy demand, especially

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

by India and China. We anticipate that this $8 million investment will translate into a $25 million return to Atlas Energy when the transaction is fully completed. Of equal importance, Lightfoot retains interest in other energy projects which we view with similar optimism.

Now, another intact operation, but one that gets a lot of attention, is our investment program unit. Headed, as always, by Atlas Energy’s Senior Vice President, Freddie Kotek, whom I might call the dean of tax oriented retail investments. As Freddie will shortly make clear, the Partnership’s indication seems poised for another great year in 2011 which will add significant cash flow to Atlas Energy this year. Monies that have not been included in our previous projections for 2011. Assume a minimal $150 million raise for 2011. Of course we hope to do better. But on the assumption of a raise of $150 million, we now project pro forma distributable cash flow at Atlas Energy for the calendar year 2011 of $1.10 to $1.20, $1.10 to $1.20 per unit. And that supersedes our previously announced projection of $0.70 to $0.80 per unit.

We expect these numbers to increase substantially as we move into 2012. That is, as our multi-stage opportunities kick into gear, including the partnership business. For the partnership business, in fact, all signals are flashing green. Our annual Arizona meeting for due diligence officers and other brokerage and investment banking supporters of our investment programs, which was held 10 days ago, revealed an unparalleled level of high demand for our 2011 programs. This hunger reflects, I think, pent-up demand related to the unavailability of the year-end Atlas program in 2010 because of the pendency of the Chevron deal, an absence that led some BDs to wait for this year’s offering. And that forced other broker dealers to experience the programs offered by others. A number of these BDs have been kind enough to welcome us back with the observation that there’s a reason, they say, there’s a reason why Atlas Energy has for years dominated the field of tax advantaged energy programs.

I would suggest that a major part of that reason lies in the excellence of our E&P operation. While we have transferred to Chevron a large number of professionals, preeminently relatively new hires specializing in the complexities of Marcellus horizontal drilling and fracking, we have retained the bulk of our long-term professional staff. And that staff is headed by Senior Petroleum Engineer, Jeff Simmons. And Jeff has actually been with the Company now almost 25 years.

We’ve retained operation of some 8,500 wells, they’re primarily gas wells, in the Appalachian basin. That’s in Pennsylvania, Ohio, New York and Tennessee. And of additional wells in new Antrim and Albany shales in Indiana and Michigan. This legacy business will provide us, of course, with considerable cash flow from the sale for our own account of gas and oil. We’re presently producing over 35 million cubic feet per day equivalent net to Atlas Energy. We also have retained millions of dollars annually in management fees from some 85 million cubic feet of daily production which we operate for investors. We retain energy rights over some 200,000 undeveloped acres. We’ll continue to pursue shale operations, including the Utica, the new Albany, and the Chattanooga.

Through our strategic development division, headed by Senior Vice President Daniel Herz, we expect to gain access at favorable prices to acreage which promises increased amounts of oil and of wet gas. Through our hundreds of legacy employees, and dozens of skilled energy professionals, we’re in the process of adding some new best-of-breed additions such as the former chief petroleum engineer for the old Phillips, now ConocoPhillips Company, who will be joining us in early April.

Matt Jones, who is now President and CEO of our E&P division, will now tell you more about E&P operations, after which you’ll hear from our other division heads, Gene Dubay at Midstream, Freddie Kotek, Investment Programs, and the aforesaid Daniel Herz in Strategic Development. In addition, Jonathan Cohen, Atlas Energy’s Chairman, and Sean McGrath, our new CFO and formerly our Chief Accounting Officer, and others will also be available for the question-and-answer session which will follow our presentation. Matt?

Matt Jones - Atlas Energy LP - President & CEO of E&P Division

Thank you, Ed. Or should I say, merci. No matter the language of choice, we would like to thank all of you for taking the time to join us today and to express our excitement about what lies ahead for Atlas Energy. In our E&P operations, our enthusiasm about the future is first a recognition of the strength and experience of the 380 or so people who transitioned to our Company

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

from our predecessor. These officers and employees will oversee the operations of management of our E&P assets which currently include roughly 185 Bcfe of natural gas and oil reserves, with roughly 35 Mcfe of daily production. Natural gas composes approximately 95% of our current reserves. And production in crude oil represents about 5% to 6% of our current production and reserves. And approximately 85% of our proved reserves are long-lived, proved, developed producing assets. The majority of our PDP reserves are located in Pennsylvania, Ohio and New York, and to a lesser degree in Tennessee, Indiana and Michigan.

In addition to the reserves and productions that are net to our interest, we also currently manage roughly 395 Bcfe of reserves for our limited partners who invest in the wells that we develop and operate for our investment program unit. From this business segment, we generate substantial fees and will work aggressively to grow this business. While collectively this foundation of people and resources will allow us to manage our existing base of assets, equally importantly our resources will allow us to prudently and aggressively, when appropriate, pursue growth opportunities in the E&P arena. With respect to organic growth opportunities, we’ll make certain that we first maximize drilling opportunities on our existing acreage positions, and focus on the expansion of our acreage positions in areas where we’ve concentrated our efforts in the past, including various areas within the Appalachian basin. We’ll also pursue opportunities to partner with other E&P operators where we can enhance and expand the drilling opportunities available to Atlas and our limited partners who invest in our investment program partnerships.

Equally importantly to our Company is our Midstream Division. So I’ll now turn the call over to Gene Dubay. Gene?

Gene Dubay - Atlas Energy LP - SVP Atlas Energy, and CEO of APL

Thank you, Matt. As a part of the Atlas Energy management team, and the Chief Executive Officer of Atlas Pipeline Partners, I am pleased to address you today regarding the performance and prospects of Atlas Pipeline, and the benefits of that performance which accrue to Atlas Energy as a result. In this past year, Atlas Pipeline Partners went from one of the most leveraged companies in the midstream space to the least leveraged company. We initiated a distribution, we significantly reduced our commodity exposure in our contract mix, and we greatly improved our plant utilization. Atlas Pipeline is poised to produce very meaningful results in the coming year. Our gathered volumes increased 13.7% in the fourth quarter of 2010 compared for the fourth quarter of 2009 for the systems we now operate.

We began the month of March with an increase in inlet volumes, 11.4% over March of last year. NGL production has increased 14% from last March. And the weighted average NGL price is up 12% from this time last year. We have hedged approximately 80% of our production for 2011 with a combination of puts to establish floor prices, or swaps to lock in a price for the specific product. And we have begun to hedge our 2012 production with approximately 15% of that production hedged today. In the near term, we will further reduce our leverage to maximize distributable cash flow, leaving the Company with less than one times debt to EBITDA. In the intermediate term, we see that we have some great developmental projects that we will be in position to fund with the liquidity that we now have. We are fortunate to operate 3 systems that have such developmental opportunities in oil plays such as the Spraberry, Wolfberry trend in Texas as well as liquids rich plays in Oklahoma.

To reiterate what Ed said, in this past quarter we continued to see very positive growth and development in the areas that we operate. Our plants in the Chaney Dell system are full. We have been offloading production to third parties for processing while we continue to develop the best strategy for adding capacity in this area. We are operating close to capacity at Velma and we are putting together plans to increase the capacity for this operating area. We expect that our west Texas plants will be at capacity when the winter weather abates and the heater treaters come offline in the spring or shortly thereafter in early summer. We are currently working to bring back into service a 30 million cubic foot per day train that we retired with the Midkiff plant.

In summary, we expect that we need to expand our capacity on each of the areas we operate as a result of the drilling activity taking place around our assets. Our financial results reflect the build-up of volumes across our systems. We will continue to add to our hedge positions when the opportunities present themselves to ensure the stability of our distributable cash flow. Our challenge now is to utilize our liquidity and balance sheet to grow the business in a manner that maximizes the return to our unit holders and the unit holders of Atlas Energy. We will have business development opportunities in addition to the organic

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

growth opportunities that are presenting themselves. In order to accomplish our goals, we must maintain our fiscal discipline. We need to be proactive and energetic in our business development activities and remain focused in our field operations. We need to remember that our producer customers are the key to our success. I believe that we can accomplish our goals and we are committed to enhancing the value of your investment.

Thank you for your time. Now, I will turn the call over to Freddie Kotek. Freddie?

Freddie Kotek - Atlas Energy LP - SVP

Thanks, Gene. The partnership business is poised to raise $250 million. 2011 fund raising efforts will begin with a $100 million offering this spring. We plan to follow up with a year-end offering presently anticipated to be an additional $150 million. First cash proceeds are expected in May. The marketplace has sent us some very clear signals that there’s a strong demand for our product. Ed mentioned the positive vibes at our kickoff meeting. We continue to get unsolicited phone calls from broker dealers asking about our next offering.

Another piece of good news, legislation enacted last fall has accelerated the write-off of equipment costs for year end, increasing the effective tax benefits available to Atlas’ programs. Sales will benefit in 2011 from this additional tax advantage.

And with these brief remarks, I’d like to turn the call over to Daniel Herz. Daniel?

Daniel Herz - Atlas Energy LP - SVP Corporate Development

Thank you, Freddie, and good morning everyone. A well-regarded analyst yesterday wrote, in regard to Atlas Energy, that, quote — The market is under-appreciating a multi-staged growth story — end of quote. As Head of Strategic Development at Atlas Energy, I agree with this insight and am aiming with my colleagues to make this multi-staged growth a matter not of speculation, but of fact. As you have already heard, organic growth is one stage easily available to Atlas Energy in all 3 of its areas — midstream, upstream, and investment programs. Acquisition offers another dimension, and one in which our unique configuration offers unusual opportunity for both bolt-on and more significant acquisitions. Take APL, for example. Because of its extremely low leverage, in addition to its programmed organic growth, APL may well be able to make an immediately accretive acquisition, which might sharply increase distributable cash flow without the need to issue additional units.

Since we are projecting that within this year 2011, increased distributions from organic growth will provide Atlas Energy revenue from its IDRs, and place Atlas Energy in a position to receive fully half of all future APL increases in distributable cash flow, the acquisition dimension of staged growth promises great benefits for APL and even more so for Atlas Energy. For Atlas Energy’s upstream division, unusual opportunity is offered by our Company’s dominance of the US investment program business in energy. First, we are already organically growing our lease positions in our core operating areas for our investment partnership business. Further, in today’s challenged world, many small producers lack access to financing, or can find it only at prices prohibitive in the context of the present price deck for natural gas. Specifically, these small operators are looking to partner with Atlas Energy because of our experience in capital raising through our investment partnership business. In structuring an acquisition, we may well be able to make lemonade of other people’s lemons, and to make even better other people’s good assets. In this context we continue to see some very exciting opportunities. Stay tuned.

Ed?

Ed Cohen - Atlas Energy LP - CEO

Thanks, Daniel. This is Ed Cohen again. Before we move to questions and answers, on behalf of all of our officers and employees, I want to thank those shareholders who, I have to say, true to the tenets of American capitalism, haven’t been sated by their

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

prior success with us. And are back, in some cases with increased stakes in our new Company. And of course, I’d like to welcome our new shareholders to the Atlas family with the hope that you’ll enjoy the same success as we veterans have already experienced.

And now, Crystal, we’re ready for questions and answers.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Today’s first question comes from the line of Sharon Lui with Wells Fargo. Please proceed.

Sharon Lui - Wells Fargo Securities - Analyst

Hi. Good morning. Just a couple of questions in regards to your guidance. The first one is when you anticipate getting up to a 50% share, essentially increasing the distribution at APL from $0.37 to $0.60, is that assuming any acquisitions or large capital spends? What’s the assumptions behind that?

Ed Cohen - Atlas Energy LP - CEO

I think we’re going to ask Sean McGrath, our new CFO, to inaugurate his answer to that question.

Sean McGrath - Atlas Energy LP - CFO

Hello, Sharon, how are you? Yes, the APL guidance basically reflects some internal growth. Maybe Gene Dubay could provide some additional color on that.

Gene Dubay - Atlas Energy LP - SVP Atlas Energy, and CEO of APL

I’m sorry, Sean, I didn’t hear you correctly.

Sean McGrath - Atlas Energy LP - CFO

We were looking at the APL distribution increase and Sharon was looking for some additional guidance on the growth in distributions.

Gene Dubay - Atlas Energy LP - SVP Atlas Energy, and CEO of APL

Sharon, I think we announced yesterday that we were calling the 2015s with the additional distributable cash flow that comes as those bonds are retired or notes are retired. And then we are also seeing, as I said, we’re seeing price improvement. We’re seeing growth with the volumes, with the expectation that we get the 2015s retired promptly with the prices that we’ve been able to lock in. I think we’re going to see that build shortly.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. So the $0.60 increase does not assume any large growth CapEx?

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

Sean McGrath - Atlas Energy LP - CFO

It does not. It does not.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. So is the thought that coverage will be below $1.10 at APL?

Sean McGrath - Atlas Energy LP - CFO

Not at all.

Sharon Lui - Wells Fargo Securities - Analyst

Okay.

Gene Dubay - Atlas Energy LP - SVP Atlas Energy, and CEO of APL

It’s $1.10 to $1.50, something of that nature. I’m sorry, $1.10 to $1.15, not $1.50.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. And in terms of just the guidance at AHC, the $1.10 to $1.20, if you can just delineate in terms of the increase from your previous guidance how much of that is contingent on the $150 million raise for the drilling partnerships?

Ed Cohen - Atlas Energy LP - CEO

Essentially our prior guidance did not include anything for the investment partnerships. So this revision essentially includes what I referred to as the minimal $150 million raise. You heard from Freddie what he actually expects to do.

Sharon Lui - Wells Fargo Securities - Analyst

And Freddie, any thoughts in terms of where you plan to invest the $150 million in terms of regions and how many wells you’re thinking about drilling?

Freddie Kotek - Atlas Energy LP - SVP

Obviously, the number of wells are really a function of costs. We range from the horizontal wells which come into the partnerships at over $5 million, to the Niobrara wells in Colorado which are only about $300,000 to $400,000 to the partnership. So the number of wells is extremely variable. We intend on the first deal, we’ve identified a significant amount of wells in Colorado and we’re working on several options in areas that we already operate in for some horizontal wells. So the mix will be determined probably within the next quarter.

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

Ed Cohen - Atlas Energy LP - CEO

And Sharon, I should remind you of what Gene pointed out, that APL is now looking at a better prospective even than previously.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. My last question is, given your new cash flow profile, what do you deem as an appropriate coverage ratio and leverage ratio at AHD?

Sean McGrath - Atlas Energy LP - CFO

Sharon, we’re still evaluating that. We’re discussing with our Board to determine what the appropriate cash distribution policy is.

Ed Cohen - Atlas Energy LP - CEO

But I can assure you of one thing, it will be as conservative as we can make it.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. So do you think it’s going to be north of $1.15?

Ed Cohen - Atlas Energy LP - CEO

I don’t want to preempt our Board but you have to remember that we already have coverage. That is, by the time funds come to AHD from APL, they’ve already been covered and then we will cover what we’re receiving additionally. So I think we’re committed to a reasonable conservative policy and that’s easy to say when the Company is expecting the burgeoning revenues that we’re expecting.

Sharon Lui - Wells Fargo Securities - Analyst

Okay. Great. Thank you.

Operator

Our next question comes from the line of Lee Cooperman with Omega Advisors. Please proceed.

Lee Cooperman - Omega Advisors - Analyst

Good morning, Ed. This is from one of the old-timers.

Ed Cohen - Atlas Energy LP - CEO

We’re glad to have you back, Lee.

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

Lee Cooperman - Omega Advisors - Analyst

I never left.

Ed Cohen - Atlas Energy LP - CEO

Nor have I.

Lee Cooperman - Omega Advisors - Analyst

Never left. I think I understand it but essentially the $1.10 to $1.20 of distributable cash flow is assuming $150 million raise up in the partnership business, but Freddie says he’s poised to raise $250 million. So I would assume, going into next year, there would be significant scope, further enlargement of the distributable cash flow. Just a statement that I would like clarification on. And secondly, do you guys have any view of the ramp of the distributions, since I’m one of these guys that thinks income is an important element to the equation? We started the year at a $0.07 distribution to AHD. If we have $1.10 to $1.20 distributable cash flow, I assume we’re going to end the year at significantly higher than current distribution rate. Any thoughts about the pattern of the ramp?

Ed Cohen - Atlas Energy LP - CEO

We are ramping, you’re right on that. And I think the pattern is a steady progression. The math that you did at the beginning is, as always, impeccable. We are, as I indicated, working from minimal assumptions. And so I would be quite pleased if what we actually expect to happen does, in fact, occur, and the math suggests that then numbers would be higher. I would really be pleased if we get the kind of results that we’ve gotten in past years, where, as those who follow our Company know, we have done considerably more, almost twice as much at the $250 million. And as Freddie indicated, the tax picture looks a lot better. And I think the general view of energy in the United States, unfortunately, thanks to Dictator Qaddafi, is also favorable, not if you’re filling your car with gas.

Lee Cooperman - Omega Advisors - Analyst

Would that basically decrease the possibility of adverse tax rulings that would adversely affect the partnership business?

Ed Cohen - Atlas Energy LP - CEO

I don’t think anything we do will have an effect over that. The turmoil in the Middle East will have an effect.

Lee Cooperman - Omega Advisors - Analyst

No, I meant, there has been periodic discussion about changing the tax advantages of the partnership business. I assume if energy becomes a problem, if the economy, it would become somewhat less likely that they would do something adverse to discourage drilling.

Ed Cohen - Atlas Energy LP - CEO

You may remember that last year when this question was asked on numerous occasions, I indicated the correctness of your view. What we did not anticipate was that while there was some talk last year of curtailing the tax advantages, in fact the tax advantages were substantially increased because of the logic that you’re indicating. And also because of the malaise in our

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Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

country’s economy. It would be quite nice, and I think extremely useful for our country and for the general economy, if we found further increases and we could suggest a few that would be helpful. But I think everyone should bear in mind that we have been doing this program for decades and decades. And because of my advanced age I even remember way back to the Clinton administration when, for a short period of time, due to adverse interpretation of the 1986 Tax Reform Act, the tax advantages were entirely eliminated from these programs and yet our program business continued.

We’re not hoping for that but I think that even at the very worst, it would be a question of timing. That is, no one is suggesting to eliminate the advantages. It’s just the attractiveness of the up-front deductibility is an important aspect, and the worst that would happen is that would be smoothed out so that energy would be like all other fields. But for myself, I don’t think anything will happen and I would be very pleased if we had the same situation as we did this year, namely, an increase. It’s good for our country. It’s good for the economy. But we’re not counting on either one of those occurring and we think our programs would continue even if there were some negativity on the tax side.

Lee Cooperman - Omega Advisors - Analyst

One last question. I’m sure Doug will know the answer. But what does each, say, $100 million incremental raise up in the partnership business mean to AHD in terms of profitability? Could you take us through that?

Ed Cohen - Atlas Energy LP - CEO

Daniel?

Daniel Herz - Atlas Energy LP - SVP Corporate Development

Yes, hi, Lee. A good rough estimate to assume is about for every $100 million, about an incremental $18 million to $20 million of profitability to AHD.

Ed Cohen - Atlas Energy LP - CEO

Up front.

Lee Cooperman - Omega Advisors - Analyst

Thank you. And then you have the long-term interest, obviously, as well.

Daniel Herz - Atlas Energy LP - SVP Corporate Development

Yes.

Ed Cohen - Atlas Energy LP - CEO

We like the way those annuities build. Thank you, Lee. It’s really good to hear from you again.

Operator

That concludes our question-and-answer session. I would like to turn the call back to Mr. Ed Cohen for closing remarks.

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FINAL TRANSCRIPT

Mar. 08. 2011 / 2:00PM, AHD - Atlas Energy, L.P. Management Update Conference Call

Ed Cohen - Atlas Energy LP - CEO

I think we’ve spoken enough. This is a new company. This is an old company. And we hope to hear from all of you again at our next call.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect and have a great day.

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